EXHIBIT 23: CONSENT OF BONADIO & CO., LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pathfinder Bancorp, Inc.

Oswego, New York

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Pathfinder Bancorp, Inc. and subsidiaries for the year ended December 31, 2019 of our report dated March 23, 2020 included in its Registration Statements on Form S-8 (No. 333-202081) and (No. 333-224388) relating to the consolidated financial statements for the two years ended December 31, 2019.

/s/ Bonadio & Co., LLP
Bonadio & Co., LLP
Pittsford, New York
March 23, 2020